UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010
LPL Investment Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street Boston, MA	02108

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 423-3644
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
          In connection with the proposed initial public offering of the common stock of LPL Investment Holdings Inc. (the “Company”), the Company is filing the following documents, each to be effective upon the consummation of the offering:
•	an amendment to the existing stockholders’ agreement to which the Company is a party;

•	a stockholders’ agreement among the Company and certain stockholders; and

•	a management stockholders’ agreement among the Company and certain employees of the Company.
          Each of the documents or agreements described above are filed as exhibits to the Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
4.3	Form of First Amendment to Stockholders’ Agreement originally dated December 28, 2005, among LPL Investment Holdings Inc., LPL Holdings, Inc. and other stockholders party thereto to be effective upon completion of the Company’s proposed initial public offering.

4.4	Form of Stockholders’ Agreement among the Company and Hellman & Friedman Capital Partners IV, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P., Hellman & Friedman Capital Associates V, L.P. and TPG Partners IV, L.P. to be effective upon completion of the Company’s proposed initial public offering.

4.6	Form of Management Stockholders’ Agreement among the Company and Stephanie L. Brown, Mark S. Casady, William E. Dwyer III, Robert J. Moore and Esther M. Stearns to be effective upon completion of the Company’s proposed initial public offering.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.
By:	/s/ Robert J. Moore
	Name:	Robert J. Moore
	Title:	Chief Financial Officer

Dated: September 8, 2010